                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                C-COR.net Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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Notes:

                                [LOGO] C-COR.net

                                C-COR.net Corp.
                                60 Decibel Road
                          State College, PA 16801 USA
                           814-238-2461/800-233-2267

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 16, 2001

                               ----------------

   The Annual Meeting of Shareholders of C-COR.net Corp. will be held on October 16, 2001, at 9:00 a.m. at The Nittany Lion Inn, 200 West Park Avenue, State College, Pennsylvania, for the following purposes:

    1. To elect two directors to serve terms of three years and until their respective successors are elected and qualified; and

    2. To ratify the appointment of KPMG LLP as C-COR's independent auditors for the 2002 fiscal year.

   We plan a brief business meeting focused on these items, then we will attend to any other proper business that may arise. We will also offer time for your questions and comments.

   Shareholders of record at the close of business on September 7, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Your vote is important. Please complete, date and sign the enclosed proxy and return it promptly, or if you prefer, you may use the Internet voting procedures or cast your vote by telephone. If you attend the Annual Meeting, you may vote in person.

                                               /s/ William T. Hanelly
                                                   WILLIAM T. HANELLY
                                           Chief Financial Officer, Secretary
                                                      and Treasurer

September 14, 2001

                                [LOGO] C-COR.net

                                C-COR.net Corp.
                                60 Decibel Road
                          State College, PA 16801 USA
                           814-238-2461/800-233-2267

                                Proxy Statement
                               Table of Contents

General Information.......................................................    1
Proposal No. 1--Election of Directors.....................................    2
Information Regarding Director Nominees...................................    3
Proposal No. 2--Appointment of Auditors...................................    4
Additional Information....................................................    5
Report of the Audit Committee.............................................    6
Relationship with Independent Accountants.................................    7
Security Ownership of Directors and Officers..............................    8
Principal Holders.........................................................    9
Executive Compensation and Other Information..............................   10
Summary Compensation Table................................................   12
Option Grants In Last Fiscal Year.........................................   13
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
 Values...................................................................   13
Long-Term Incentive Plan--Awards in Last Fiscal Year......................   14
Employment Contracts and Termination of Employment Arrangements...........   14
Performance Graph.........................................................   16
Certain Transactions--Section 16(a) Beneficial Ownership Reporting
 Compliance...............................................................   17
Deadline For Shareholders' Proposals......................................   17
Other Matters.............................................................   17
Appendix A--Charter of Audit Committee of Board of Directors..............  A-1

                              GENERAL INFORMATION

   This proxy statement and the enclosed proxy card are being mailed to you by the Board of Directors of C-COR.net Corp. starting on or about September 14, 2001. The Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named in the accompanying proxy card. The Annual Meeting will be held on Tuesday, October 16, 2001, at 9:00 a.m. at The Nittany Lion Inn, 200 West Park Avenue, State College, Pennsylvania.

Who Can Vote

   Anyone who owns C-COR Common Stock, par value $0.05, as of the close of business on September 7, 2001 (the record date), is entitled to one vote per share owned. On September 3, 2001, there were 32,538,980 shares of Common Stock outstanding.

How to Vote

   You may vote by mail using the enclosed proxy card, by telephone, by Internet or by attending the meeting in person. The Board of Directors recommends that you vote in advance by mail, telephone or Internet even if you plan to attend the meeting.

Shares Not Registered in Your Name

   If you own your shares in "street name," meaning that your broker is actually the record owner, you should receive proxy materials from your broker.

How Proxies Work

   The Board of Directors is soliciting your "proxy," which is your authorization for our representatives to vote your shares. The shares represented by your proxy will be voted in accordance with your instructions. The Board of Directors knows of no matters that are likely to be brought before the meeting other than those matters specifically referred to in the Notice of Annual Meeting of Shareholders. If other matters come before the meeting, the persons named in the accompanying proxy will vote in their discretion. Your proxy will be effective for the October 16, 2001 meeting and at any adjournment (or continuation) of that meeting.

Revoking a Proxy

   You may revoke your proxy before it is voted by writing to the Secretary of C-COR at the address on the cover of this proxy statement, by submitting a new proxy card bearing a later date than the one you wish to revoke, by entering new instructions on either the telephone or Internet voting system, or by attending the meeting and voting in person.

Quorum

   In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the shares of our Common Stock eligible to vote must be represented at the meeting, either by proxy or in person. Votes withheld, abstentions and broker non-votes will be counted for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Voting Requirements

   The two director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Approval of Proposal No. 2, and any other matters brought before the meeting, will require the favorable vote of a majority of the votes cast.

Solicitation of Proxies

   C-COR will pay the cost of preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. In addition to use of the mails, proxies may be solicited by our officers, directors and other employees by telephone or personal solicitation. We will not pay additional compensation to these individuals. We may pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners. We may also hire and pay a professional proxy solicitor.

Electronic Delivery

   The 2001 Annual Report to Shareholders, Annual Report on Form 10-K, Notice of Annual Meeting of Shareholders and this proxy statement are also available on our corporate web site at http://www.c-cor.net. In the future, instead of receiving copies of annual report and proxy materials in the mail, shareholders can elect to receive an e-mail which will provide a link to these documents on the Internet. Opting to receive your annual report and proxy materials online saves us the cost of producing and mailing bulky documents. To give your consent to receive future documents via electronic delivery, please visit our web site and follow the registration procedures for electronic delivery.

Quarterly Reports

   As an additional measure to reduce printing and mailing costs, beginning with the first quarter of fiscal year 2002, we will no longer be mailing printed quarterly reports to shareholders. As in the past, our quarterly reports will continue to be available at the offices of the SEC at 450 Fifth Street, N.W., Washington, DC 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, at the SEC's web site at http://www.sec.gov and on our corporate web site at http://www.c-cor.net.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   Two directors are to be elected to hold office for terms of three years and until their successors shall have been elected and qualified. The shares represented by your proxy will be voted for the nominees whose names appear herein, unless authority to vote for one or more of such nominees is specifically withheld. In the event any nominee is unable to serve, the persons designated as proxies in the accompanying proxy card reserve full discretion to cast votes for another person.

   The two director nominees receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. All of the nominees have indicated that they are willing to stand for election and are willing to serve, if elected. If any of the nominees should decline to serve or become unavailable, an event that the Board of Directors does not anticipate, the persons named in the proxy will vote for new nominees designated by the Board of Directors or the Board of Directors will reduce the number of directors accordingly.

   The following table sets forth information regarding director nominees as well as continuing directors of C-COR. Unless otherwise indicated, the offices referred to in the table are offices of C-COR.

                    INFORMATION REGARDING DIRECTOR NOMINEES

                                       Principal Occupations and
                                            Business During          Year First
                                      Last Five Years and Current     Became a
          Nominee and Age                    Directorships            Director
          ---------------             ---------------------------    ----------

 To be elected for a term expiring in 2004:

 John J. Omlor, 66................  President and Chief Executive       1989
                                    Officer, John J. Omlor
                                    Associates, Ltd., a general
                                    business consulting firm,
                                    since 1981; Executive Vice
                                    President and Chief Financial
                                    Officer, Paper Manufacturers
                                    Co., a manufacturer of office
                                    consumables, from September
                                    1987 to September 1997.
                                    Director--Paper Manufacturers
                                    Co., FCG, Inc. and PBI
                                    International. Mr. Omlor also
                                    serves on the Board of
                                    Directors of Fortress
                                    Technologies as the
                                    representative of C-COR.

 Dr. James J. Tietjen, 68.........  Dean Emeritus, School of            1987
                                    Technology Management, The
                                    Stevens Institute of
                                    Technology, since August 2000,
                                    Dean from July 1996 to August
                                    2000. Director--SynQuest, Inc.

 Continuing Members of the Board--terms expiring in 2002:

 David A. Woodle, 45..............  Chairman since October 2000;        1998
                                    Chief Executive Officer since
                                    July 20, 1998; Vice President
                                    and General Manager, Strategic
                                    Systems of Raytheon Systems
                                    Company, a company providing
                                    computer systems integration
                                    services to government and
                                    commercial customers, from
                                    January 1998 to July 1998;
                                    Vice President and General
                                    Manager, Raytheon E-Systems,
                                    HRB Systems from June 1996 to
                                    January 1998.

 I. N. Rendall Harper, Jr., 63....  President, Chief Executive          1982
                                    Officer and Treasurer,
                                    American Micrographics
                                    Company, Inc., a computer
                                    graphics company, since 1977.
                                    Partner, Keystone Minority
                                    Capital Fund since May 1994.
                                    Director--Duquesne University
                                    and Three Rivers Bank.

 Dr. Frank Rusinko, Jr., 70.......  Senior Scientist and Director,      1990
                                    Consortium for Premium Carbon
                                    Products from Coal, since June
                                    1998, and Senior Scientist and
                                    Director, Carbon Research
                                    Center, since August 1991, The
                                    Energy Institute of the
                                    College of Earth and Mineral
                                    Sciences, The Pennsylvania
                                    State University. Chairman,
                                    Transor Filter, U.S.A., a
                                    supplier of EDM filtration
                                    systems, since August 1991.

                                       Principal Occupations and
                                            Business During          Year First
                                      Last Five Years and Current     Became a
          Nominee and Age                    Directorships            Director
          ---------------             ---------------------------    ----------

 Continuing Members of the Board of Directors--terms expiring in 2003:

 Donald M. Cook, Jr., 70..........  Retired; formerly, President        1988
                                    and Chief Operating Officer,
                                    SEMCOR, Inc., a company
                                    providing systems engineering
                                    and management services, from
                                    May 1990 to January 1996.

 Michael J. Farrell, 51...........  President, CEO and Chairman of      1999
                                    the Board--Farrell & Co., an
                                    investment banking firm
                                    specializing in investing in
                                    and organizing mergers
                                    involving manufacturing
                                    companies since 1982; CEO of
                                    Freedom Forge Corporation, a
                                    producer of rail and
                                    industrial forgings since July
                                    2001. Freedom Forge
                                    Corporation commenced a
                                    Chapter 11 bankruptcy
                                    proceeding in July 2001.
                                    Director and Chairman--Freedom
                                    Forge; Director--Federated
                                    Investors, Inc. and Pittsburgh
                                    Flatroll Company; Board of
                                    Visitors--The Pennsylvania
                                    State University Smeal College
                                    of Business Administration.

 Christine Jack Toretti, 44.......  Chairman and Chief Executive        2000
                                    Officer, S.W. Jack Drilling
                                    Company, a land based natural
                                    gas drilling company, since
                                    April 1999, President and
                                    Chief Executive Officer from
                                    March 1990 to April 1999;
                                    President, The Jack Company
                                    since 1989; Managing Partner,
                                    C&N Company and C&N Company
                                    No. 2, partnerships that
                                    invest in gas well production
                                    since February 1971;
                                    President, Plum Production,
                                    Inc., a natural gas
                                    exploration company, since
                                    1989; President, Jack
                                    Productions, Inc., a natural
                                    gas exploration company, since
                                    1997. Director--S&T Bank and
                                    The Lockhart Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES PRESENTED.

                    PROPOSAL NO. 2--APPOINTMENT OF AUDITORS

   The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG LLP as independent public accountants for C-COR for the fiscal year ending June 28, 2002. Although not required to do so, the Board of Directors is submitting the appointment of that firm for approval at the Annual Meeting. KPMG LLP has audited C-COR's financial statements since 1992 and is considered to be well-qualified. If the appointment is not approved, the Board of Directors will reconsider its appointment. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions.

   The favorable vote of a majority of the shares of Common Stock cast on Proposal No. 2 by the shareholders entitled to vote thereon is required for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2, AND PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED.

                             ADDITIONAL INFORMATION

Board of Directors

   During fiscal year 2001, non-employee board members received an annual retainer of $10,000 if they did not serve as the chairperson of any Committee or $11,000 if they served as a chairperson, and $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of the Committees thereof that they attended, except that they received only $500 if a meeting was attended by teleconference. Each director receives a grant of options to purchase 2,000 shares of our Common Stock upon his or her initial election as a director and an annual grant of options to purchase 2,000 shares of our Common Stock thereafter. These options have an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each outside director received a special grant of 30,000 options in April 2001 to adjust their compensation to a level consistent with directors of similarly situated companies. The options have an exercise price equal to the fair market value of the Common Stock on the date of the grant; 10,000 of the options are immediately exercisable and an additional 10,000 will become exercisable on the first and second anniversary dates of the grant, respectively.

   The Board of Directors held 11 meetings during fiscal year 2001. Each of the incumbent directors attended over 75% of the meetings of the Board of Directors and Committees on which they served. The standing committees of the Board are the Governance Committee, the Audit Committee, the Compensation Committee and the Strategic Planning Committee. The members of all of these committees are appointed by the Board.

Governance Committee

   The Governance Committee is currently comprised of Dr. James J. Tietjen (Chairman), Donald M. Cook, Jr., Michael J. Farrell and John J. Omlor. The Governance Committee is responsible for developing, setting and maintaining corporate governance standards. The Governance Committee held 4 meetings during the last fiscal year.

Audit Committee

   The Audit Committee is currently comprised of I. N. Rendall Harper, Jr. (Chairman), Michael J. Farrell, John J. Omlor and Dr. Frank Rusinko, Jr. The Audit Committee is responsible for determining the adequacy of corporate accounting, financial and operating controls and meets with our independent auditors to review the services rendered by them to C-COR. During the last fiscal year, the Audit Committee held 4 meetings.

Compensation Committee

   The Compensation Committee is currently comprised of Dr. Frank Rusinko, Jr. (Chairman), Donald M. Cook, Jr., I. N. Rendall Harper, Jr. and Christine J. Toretti. The Compensation Committee is responsible for managing C-COR's stock option plans, the Incentive and Retention Plan, and approving the compensation of officers of C-COR. No member of the Compensation Committee is an employee of C-COR, or an executive officer of a company on whose board an executive officer of C-COR serves as a director. The Compensation Committee held 5 meetings during the last fiscal year.

Strategic Planning Committee

   The Strategic Planning Committee, currently comprised of David A. Woodle (Chairman), Donald M. Cook, Jr., Michael J. Farrell, I. N. Rendall Harper, Jr., John J. Omlor, Dr. Frank Rusinko, Jr., Dr. James J. Tietjen and Christine J. Toretti, permits C-COR's management to discuss strategic planning with experienced directors. The Strategic Planning Committee held 6 meetings during the last fiscal year.

   At the end of the fiscal year 2001, the Board of Directors decided to consolidate the Nominating Committee into the Governance Committee and the Services Committee into the Strategic Planning Committee. The Nominating Committee was comprised of Richard E. Perry, former Chairman of C-COR, Michael
J. Farrell and Dr. Frank Rusinko, Jr. and was created for the purpose of recommending nominees for election to the Board of Directors and as Executive Officers. These functions are now being performed by the Governance Committee. The Nominating Committee held two meetings during the last fiscal year. The Services Committee was comprised of Donald M. Cook, Jr. (Chairman), I. N. Rendall Harper, Jr. and John J. Omlor. The Services Committee was created during fiscal year 2000 to guide the strategic development and expansion of the Broadband Management Services segment. These functions are now being performed by the Strategic Planning Committee. The Services Committee held one meeting during the last fiscal year.

                         REPORT OF THE AUDIT COMMITTEE

   The primary role of the Audit Committee is to assist the Board of Directors in its oversight of C-COR's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing C-COR's consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

   In the performance of its oversight function, the Audit Committee has reviewed and discussed C-COR's audited financial statements with management and the independent auditors. The Audit Committee also has discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors, the written disclosures and letter required by Independent Standards Board Standard No. 1 relating to independent auditors and their independence from C-COR and its management, and has considered whether the independent auditors' provision of non-audit services to C-COR is compatible with maintaining the auditors' independence.

   The Audit Committee discussed with C-COR's independent auditors, the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of C-COR's internal controls and the overall quality of C-COR's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that C-COR's audited financial statements be included in C-COR's 2001 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 29, 2001 for filing with the Securities and Exchange Commission.

   In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined in the listing standards of the National Association of Securities Dealers.

                                          Audit Committee

                                          I. N. Rendall Harper, Jr., Chairman
                                          Michael J. Farrell
                                          John J. Omlor
                                          Dr. Frank Rusinko, Jr.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   KPMG LLP has been the independent accounting firm and has audited the financial statements of C-COR and most of its subsidiaries since 1992. In addition to performing the audit of C-COR's consolidated financial statements, KPMG provided various other services during fiscal year 2001.

   The aggregate fees billed for fiscal year 2001 for each of the following categories of services are set forth below:

   Audit and review of C-COR's financial statements during fiscal year 2001....................................................... $102,000
   Financial information systems design and implementation.......... $    -0-
   All other services............................................... $252,000

   "All other services" includes (1) tax planning and the preparation of tax returns for C-COR, (2) acquisition due diligence reviews and integration services, and (3) evaluating the effects of various accounting issues and changes in professional standards.

   The charter of the Audit Committee is attached to this proxy statement as Appendix A.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

   The following table shows, as of August 21, 2001, as to each director and nominee for director of C-COR, and as to the Chief Executive Officer and each of the executive officers of C-COR listed in the Summary Compensation Table included elsewhere in this proxy statement, and as to all of C-COR's directors, director nominees and executive officers as a group (including the Chief Executive Officer), the amount and nature of beneficial ownership of C-COR's Common Stock owned by such individuals. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not be actually outstanding. Unless otherwise noted, all shares are owned directly with sole voting and sole investment power.

                                                 Amount and Nature of Percent of
Name of Beneficial Owner                         Beneficial Ownership   Class
------------------------                         -------------------- ----------
Donald M. Cook, Jr..............................         31,500(1)          *
David J. Eng....................................        136,715(2)          *
Michael J. Farrell..............................         49,000(3)          *
William T. Hanelly..............................         88,705(4)          *
I. N. Rendall Harper, Jr........................         29,100(5)          *
Paul E. Janson..................................         33,799(6)          *
Gerhard B. Nederlof.............................        124,638(7)          *
John J. Omlor...................................         49,500(8)          *
Dr. Frank Rusinko, Jr. .........................         37,500(9)          *
Dr. James J. Tietjen............................         41,500(10)         *
Christine Jack Toretti..........................         12,000(11)         *
David A. Woodle.................................        303,187(12)         *
All directors, director nominees and
 executive officers as a group (17 persons).....      1,045,335(13)      3.13%

--------
  * Represents less than 1% of C-COR's Common Stock
 (1) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 22,500 shares of Common Stock.
 (2) Includes options (exercisable at August 21, 2001) to purchase 124,750 shares of Common Stock and 4,783 shares of Common Stock held for Mr. Eng's account in C-COR's Retirement Savings and Profit Sharing Plan.
 (3) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 19,000 shares of Common Stock.
 (4) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 81,306 shares of Common Stock and 1,870 shares held for Mr. Hanelly's account in C-COR's Retirement Savings and Profit Sharing Plan.
 (5) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 19,000 shares of Common Stock.
 (6) Includes options (exercisable at August 21, 2001) to purchase 7,500 shares of Common Stock.
 (7) Includes options (exercisable at August 21, 2001) to purchase 122,638 shares of Common Stock.
 (8) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 23,500 shares of Common Stock and 20,000 shares of Common Stock held under a deferred benefit plan of J.J. Omlor Associates, Ltd.
 (9) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 24,500 shares of Common Stock.
(10) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 23,500 shares of Common Stock.
(11) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 12,000 shares of Common Stock.
(12) Includes options (exercisable at August 21, 2001 or within 60 days thereof) to purchase 282,516 shares of Common Stock and 16,706 shares held for Mr. Woodle's account in C-COR's Retirement Savings and Profit Sharing Plan.
(13) Includes options exercisable at August 21, 2001 or within 60 days thereof to purchase 865,990 shares of Common Stock and 26,957 shares of Common Stock held for accounts in C-COR's Retirement Savings and Profit Sharing Plan.

                               PRINCIPAL HOLDERS

   The following table sets forth, as of August 31, 2001 (unless otherwise noted), the beneficial ownership of C-COR's Common Stock of each person who is known by C-COR to own beneficially more than 5% of the issued and outstanding shares of its Common Stock. C-COR has relied on information received from each of the shareholders as to beneficial ownership, including information contained on Schedule 13G.

                                                   Amount and Nature of Percent
Name of Beneficial Owner                           Beneficial Ownership of Class
------------------------                           -------------------- --------
Perkins, Wolf, McDonnell & Company ...............      4,439,175(1)      13.7%
 53 West Jackson Boulevard, Suite 722
 Chicago, IL 60604
Citigroup, Inc. ..................................      4,425,963(2)      13.2%
 339 Park Avenue
 New York, NY 10043

--------
(1) Based upon a Schedule 13G, dated March 31, 2001 filed by Perkins, Wolf, McDonnell & Company ("Perkins"). Perkins reported sole voting power and sole dispositive power with respect to 144,850 of these shares and shared voting power and shared dispositive power with respect to 4,294,325 of these shares.
(2) Based upon an amended Schedule 13G, dated December 31, 2000, filed by Citigroup, Inc. ("Citigroup") and Salomon Smith Barney Holdings Inc. ("SSB Holdings"), Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Co. Inc. ("SBHC") and SSB Citi Fund Management LLC ("SSB Citi Fund"). SBHC is the sole stockholder of SSB. SSB Holdings is the sole stockholder of each of SBHC and SSB Citi Fund. Citigroup is the sole stockholder of SSB Holdings. Citigroup reported sole voting power and sole dispositive power with respect to none of these shares and shared voting power and shared dispositive power with respect to all of these shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of Board of Directors' Compensation Committee on Executive Compensation

   The Compensation Committee (the "Committee") is comprised of Dr. Rusinko (Chairman), Mr. Cook, Mr. Harper and Ms. Toretti, none of whom is or has been an officer or employee of C-COR.

   The Committee is responsible for reviewing compensation for senior executives, overseeing the Incentive and Retention Plan, and administering C-COR's stock option plans, which include the current Incentive Plan and the predecessor 1988 Stock Option Plan and 1989 Non-Employee Directors' Stock Option Plan.

   The executive compensation programs of C-COR are designed to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic objectives of C-COR; and (3) align the interests of senior management with the long-term interests of C-COR's shareholders. At present, the basic components of the executive compensation program are base salaries, the Incentive and Retention Plan and long-term incentive compensation. C-COR also provides broad-based employee benefit plans and certain other executive benefit plans. During fiscal year 2001, the Committee continued to review C-COR's compensation programs and practices.

   Base Salary: Base salaries for executives, including the Chief Executive Officer, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. Market data are gathered from salary surveys of comparable companies operating in the same and similar industries. Executive salary levels are set to approximate average levels and the executives are given the opportunity to exceed this through participation in the Incentive and Retention Plan. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

   Incentive and Retention Plan: The Profit Incentive Plan in effect for fiscal year 2001 was amended and restated to become the Incentive and Retention Plan covering both fiscal years 2001 and 2002. Under the terms of the revised Incentive and Retention Plan, eligible employees that served C-COR in fiscal year 2001 will receive a retention incentive payable in fiscal year 2002 provided they continue to serve as employees of C-COR. In addition, the plan provides variable compensation based on the achievement of profit goals endorsed by the Board of Directors at the beginning of fiscal year 2002. All full-time active employees are eligible to participate except for employees of certain subsidiaries and employees participating in a sales and marketing or other incentive plan. The revised plan reflects the Committee's belief that employee retention is critical to successful performance and that a meaningful component of executive compensation should be contingent upon the performance of C-COR.

   Long-Term Incentive Compensation: The Committee believes that C-COR's Incentive Plan is an essential tool to align the long-term interests of shareholders and employees, especially executive management. All active, full-time employees of C-COR are eligible to receive stock options, which are generally granted when an employee joins C-COR and on an annual basis thereafter. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual's performance. These options generally vest over a four-year period and are granted at an exercise price equal to the fair market value of C-COR's common stock at the time of grant. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of C-COR's common stock has increased over a number of years. In addition to stock options, the Incentive Plan provides for Restricted Stock awards, Performance Shares (which are awards to receive shares of common stock if certain performance goals are met) and Performance Units (which are awards to receive a fixed dollar amount, payable in cash, common stock or a combination if certain performance goals are met). Consistent with these purposes, options were granted under the Incentive Plan to certain of C-COR's executive officers during fiscal year 2001.

   C-COR has a Supplemental Retirement Plan for certain executives. Executives who have been eligible to participate in this plan for ten years and remain employees until age 65, will receive a supplemental retirement benefit of $18,000 a year payable for 15 years. Executives who have been eligible to participate in this plan for five years and are age 60 or older or who have been a participant for ten years and are age 55 or older, may elect to retire and receive a reduced supplemental retirement benefit.

   C-COR maintains certain broad-based employee benefit plans in which executives participate. These plans include Retirement Savings and Profit Sharing Plans, life and health insurance plans, and a stock purchase plan. These plans are not directly tied to C-COR's performance.

   The compensation of the Chief Executive Officer in fiscal year 2001 was determined in a manner substantially consistent with that of other executive officers, taking into account the Committee's evaluation of C-COR's need to attract, motivate and retain a highly qualified Chief Executive Officer. Specific terms and provisions of the compensation package were determined as a result of negotiations between the Committee and the Chief Executive Officer.

                                          Compensation Committee

                                          Dr. Frank Rusinko, Jr., Chairman
                                          Donald M. Cook, Jr.
                                          I. N. Rendall Harper, Jr.
                                          Christine J. Toretti

                           SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the compensation received by certain executive officers of C-COR.

                                                          LONG-TERM COMPENSATION
                               ANNUAL COMPENSATION                AWARDS
                          ------------------------------  -----------------------
                                                                      Securities   All Other
Name and Principal        Fiscal                          Restricted  Underlying  Compensation
Position                   Year  Salary ($) Bonus ($)(1)  Stock ($)   Options (#)    ($)(2)
------------------        ------ ---------- ------------  ----------  ----------- ------------
David A. Woodle(3) .....   2001   298,075      90,368          --       338,066     177,234
 Chief Executive Officer   2000   248,072     224,953          --       222,000      24,210
                           1999   184,628      95,882          --       280,000      11,313

David J. Eng(4) ........   2001   153,713      30,123          --        40,000      62,147
 Corporate Vice Presi-
 dent,                     2000   147,705     198,047          --        15,000      12,004
 Americas Business         1999   131,621      38,028       10,875(5)    50,000       8,756

William T. Hanelly(6) ..   2001   156,696      30,123          --       110,226      62,326
 Chief Financial Offi-
 cer,                      2000   144,900      74,984          --        15,000      11,312
 Secretary and Treasurer   1999    87,500      39,394          --        48,000       4,741

Paul E. Janson(7) ......   2001   166,154      43,940          --        70,000       4,061
 President--Technical
 Services Division         2000   166,539     797,802(8)       --           --        1,973
                           1999       --          --           --           --          --

Gerhard B. Nederlof(9)
 .......................   2001   151,113      30,123          --        20,000     57, 601
 Corporate Vice Presi-
 dent,                     2000   150,757     198,047          --         5,000      12,187
 EuroPacific Business      1999   144,651      38,028       10,875(5)    28,000       9,215

--------
(1) Consists of payments under C-COR's Profit Plan and Incentive and Retention Plan.
(2) Consists of C-COR's matching contributions to C-COR's employees' retirement savings plans for the account of the person indicated and amounts payable under C-COR's Incentive and Retention Plan to the person indicated if such person remains a C-COR employee for a set period of time.
(3) C-COR's Board of Directors elected Mr. Woodle as C-COR's President and Chief Executive Officer on June 16, 1998, to be effective July 20, 1998, and as the Chairman in October 2000.
(4) Mr. Eng was appointed Senior Vice President--Worldwide Sales in March 1997, Senior Vice President of Sales--the Americas in February 2000 and to his present position effective August 2001.
(5) Represents a grant of 1,000 shares of restricted stock valued at the market price of $10.875 per share for unrestricted stock on the date of grant. The restricted stock vested on June 30, 2001. These were the only shares of restricted stock held by the named executive officer as of the end of the last fiscal year.
(6) Mr. Hanelly was appointed Vice President--Finance, Secretary and Treasurer in October 1998 and to his present position in August 2001.
(7) Mr. Janson became Vice President, Technical Services of C-COR's Worldbridge Broadband Services business unit on February 18, 2000 in connection with C-COR's merger with Worldbridge Broadband Services, Inc. Mr. Janson was appointed President and Chief Executive Officer of Worldbridge Broadband Services, Inc. on October 24, 2000 and to his present position effective August 2001.
(8) Represents bonus earned by Mr. Janson in connection with the merger.
(9) Mr. Nederlof was appointed Senior Vice President--Marketing in September 1998, Sr. Vice President--Broadband Management Services in July 1999, Senior Vice President of Sales--EuroPacific in February 2000 and to his present position effective August 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning the grant of stock options during fiscal year 2001 to the executive officers named in the summary compensation table. All such grants were made under the Incentive Plan.

                                     Individual Grant
                         -----------------------------------------
                                                                        Potential
                                                                       Realizable
                                                                    Value at Assumed
                         Number of  % of Total                       Annual Rates of
                         Securities  Options                              Stock
                         Underlying Granted to Exercise            Price Appreciation
                          Options   Employees  or Base             For Option Term(2)
                         Granted(1) in Fiscal   Price   Expiration -------------------
Name                        (#)        Year     ($/Sh)     Date     5% ($)   10% ($)
----                     ---------- ---------- -------- ---------- -------- ----------
David A. Woodle.........   88,066      2.8%    $15.00     10/5/08  $630,714 $1,510,669
                          250,000      8.0%    $ 6.19     4/18/09  $738,862 $1,769,704
David J. Eng............   10,000      0.3%    $10.9375  10/13/08  $ 52,222 $  125,080
                           30,000      1.0%    $ 6.19     4/18/09  $ 88,663 $  212,364
William T. Hanelly......   35,226      1.1%    $15.00     10/5/08  $252,283 $  604,261
                           20,000      0.6%    $10.9375  10/13/08  $104,443 $  250,160
                           55,000      1.8%    $ 6.19     4/18/09  $162,550 $  389,335
Paul E. Janson..........   35,000      1.1%    $10.9375  10/13/08  $182,776 $  437,780
                           35,000      1.1%    $ 6.19     4/18/09  $103,441 $  247,759
Gerhard B. Nederlof.....   20,000      0.6%    $ 6.19     4/18/09  $ 59,109 $  141,576

--------
(1) Represents options granted under C-COR's Incentive Plan to acquire shares of Common Stock. The options were granted at an exercise price equal to the fair market value of C-COR's Common Stock. Some options become exercisable in the increments of 25% per year over four years, beginning on the first anniversary of the date of grant, or at 100% at the end of a 4-year period after the date of the grant, and may be subject to acceleration based upon achievement of certain performance goals.
(2) Potential realizable value is based on the assumed annual growth rates of the market price of the common stock of 5% and 10% required by the Securities and Exchange Commission. These assumed annual growth rates are not intended to forecast future appreciation of C-COR's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information concerning the exercise of stock options during fiscal year 2001 by the executive officers named in the summary compensation table.

                                                                          Value of Unexercised
                           Shares               Number of Unexercised        In-the-Money(1)
                         Acquired On  Value     Options At FY/end (#)     Options FY/end ($)(2)
                          Exercise   Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
David A. Woodle.........       0       --          235,500/604,566        $1,562,500/$2,469,375
David J. Eng............       0       --          118,750/76,250           $887,500/$517,888
William T. Hanelly......       0       --          60,000/170,226           $459,688/$800,138
Paul E. Janson..........       0       --           7,500/92,500             $0.00/$599,463
Gerhard B. Nederlof.....       0       --          122,638/20,000           $756,594/$123,800

--------
(1) "In-the-Money" options are options with an exercise price less than the market price of C-COR's Common Stock at June 29, 2001.
(2) Based on the market value of $12.00 per share on June 29, 2001.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

   The following table sets forth information concerning the number of Performance Units granted in fiscal year 2001 under C-COR's Incentive Plan to the executive officers of C-COR named in the Summary Compensation Table. Mr. Eng, Mr. Janson and Mr. Nederlof did not receive any long term incentive awards in fiscal 2001 and, accordingly, are not included in the table.

                                             Performance
                                              or Other
                                               Period
                                                Until     Estimated future Payouts under
                          Number of Shares,  Maturation   Non-Stock Price-Based Plans (1)
                           Units or Other        or      ---------------------------------
Name                        Rights (#)(1)     Payout(1)  Threshold($) Target($) Maximum($)
----                     ------------------- ----------- ------------ --------- ----------
David A. Woodle(2)...... 4 Performance Units                 $ 0      $750,000  $3,000,000
William T. Hanelly(3)... 4 Performance Units                 $ 0      $300,000  $1,200,000

--------
(1) Performance Units awarded under C-COR's Incentive Plan will only be paid if named executive officers meet specified performance targets tied to increasing shareholder value.
(2) With respect to Mr. Woodle, a Performance Unit is equal to $750,000.
(3) With respect to Mr. Hanelly, a Performance Unit is equal to $300,000.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                           OF EMPLOYMENT ARRANGEMENTS

   In June 1998, C-COR and Mr. Woodle entered into an employment agreement which was reviewed by the Committee and amended on June 22, 1999 (as so amended, the "Agreement"). Pursuant to the Agreement, Mr. Woodle has agreed to serve as President and Chief Executive Officer of C-COR for a term of five years ending on July 30, 2003. The Agreement provides for an annual base salary of $200,000 (subject to annual review by the Committee), as well as certain fringe benefits. The Committee increased Mr. Woodle's annual base salary to $250,000 for fiscal year 2000 and to $300,000 beginning in July 2000 and for the remaining term of the Agreement. The Agreement further provides that Mr. Woodle is eligible to participate in C-COR's profit incentive plan then in effect and that he will be entitled to participate in C-COR's Supplemental Retirement Plan with an annual supplemental retirement benefit of $25,000 commencing on Mr. Woodle's retirement and continuing for a period of 15 years in accordance with and subject to the terms of such plan. The Agreement also provides that in the event that Mr. Woodle's employment with C-COR is terminated involuntarily within 18 months of a change of control (defined as ownership of 30 percent or more of C-COR's voting stock or a merger, sale of 50 percent or more of the assets of C-COR or a change in a majority of directors), Mr. Woodle would be entitled to receive two times his annual salary, two times C-COR's annual 401(k) matching contribution made on his behalf and continuation of health and other insurance programs and other fringe benefits for a period of two years. Mr. Woodle would also receive an amount in cash equal to the sum of the prior two years' awards from the profit incentive plan then in effect. In addition, all outstanding options held by Mr. Woodle would become immediately exercisable and remain exercisable until the original expiration date of such options. If payments by C-COR or deemed compensation Mr. Woodle receives pursuant to the agreement result in his becoming subject to "excise tax" under Section 4999 of the Code, C-COR is obligated to pay an additional amount required to "gross up" such amount paid by Mr. Woodle in excise taxes. Mr. Woodle will be entitled to the same benefits described above if, within 18 months following such a change of control, he resigns based on his good faith belief that his status or responsibilities with C-COR has or have diminished subsequent to a change of control.

   On July 30, 1997, C-COR and Mr. Nederlof entered into an employment agreement, that was subsequently amended on March 5, 1999, which provides that Mr. Nederlof will serve as C-COR's Senior Vice President-Marketing, Business Development and Services (Mr. Nederlof's title was subsequently changed to Senior Vice President-Sales, EuroPacific in February 2000 and to Corporate Vice President, EuroPacific Business in August 2001) until December 31, 2001. The agreement provides that Mr. Nederlof's salary will be reviewed annually by C-COR and it was adjusted to $156,271 in July 2000. The agreement also provides Mr. Nederlof with incentive compensation as a participant in C-COR's profit incentive plan then in effect, an annual supplemental retirement benefit of $18,000 per year pursuant to C-COR's Supplemental Retirement Plan and certain other fringe benefits. In addition, the agreement provides for payments associated with Mr. Nederlof's relocation to C-COR's European office.

   On February 18, 2000, Worldbridge Broadband Services, Inc. (a wholly owned subsidiary of C-COR Corp.) and Mr. Janson entered into an employment agreement which provides that Mr. Janson will serve as Worldbridge's Vice President, Technical Services until February 18, 2002. Mr. Janson was appointed President and Chief Executive Officer of Worldbridge Broadband Services, Inc. on October 24, 2000 and to his current position, President, Technical Services Division, effective August 2001. The agreement provides that Mr. Janson's salary will be reviewed periodically and it was adjusted to $176,400 in June, 2001. The agreement also provides Mr. Janson with certain other fringe benefits and with incentive compensation based upon completion of plan objectives that are established at the beginning of each fiscal year.

   In addition, C-COR has change of control agreements with eight executives, in addition to the previously described agreement with Mr. Woodle, which become effective upon a change in control of C-COR, as defined in the agreements. In the event of a change in control, all outstanding stock options become immediately exercisable without regard to whether the executive's employment is terminated by reason of such change in control. In the event an executive is terminated involuntarily within 18 months after a change in control, the executive shall be entitled to: (a) two times annual salary; (b) two times C-COR's annual matching contribution to the Retirement Savings and Profit Sharing Plan and deferral contributions to the Supplemental Executive Retirement Plan;
(c) the sum of the prior two years' awards from the profit incentive plan then in effect; (d) 24 months' coverage under C-COR's various health insurance plans; and (e) benefits payable under the Supplemental Retirement Plan, even if the executive has not yet attained age 55. If the executive resigns within 18 months after a change in control, the executive shall be entitled to the same benefits as from an involuntary termination if: (a) the executive determines there has been a significant change in his/her responsibilities or duties; or
(b) the executive's base salary is reduced by more than ten percent; or (c) the executive is required to relocate more than 40 miles from his/her former place of work. If payments by C-COR or deemed compensation the executive receives pursuant to the agreement result in the executive becoming subject to "excise tax" under Section 4999 of the Code, C-COR shall pay such executive an additional amount required to "gross up" such amount paid by the executive in excise taxes. Additionally, C-COR is responsible for the fees and expenses of counsel (up to a maximum of $500,000) and any additional amount required to "gross up" the amount paid to cover federal and state income taxes payable by such executive relating to such payments that the executive incurs in the enforcement of his or her rights under this agreement by litigation or other legal action.

                               PERFORMANCE GRAPH

   The following graph compares the five-year cumulative total return of C-COR's Common Stock with the cumulative total return of the Peer Group (as defined below), and the NASDAQ Market Index (as defined below) based on an assumed investment of $100 on June 28, 1996, in each case assuming reinvestment of all dividends.

   The Peer Group consists of ADC Telecommunications, Inc.; the Arris Group, Inc. (formerly known as Antec Corporation); Harmonic, Inc. and Scientific-Atlanta Corp. The Peer Group selected by C-COR consists of companies that C-COR competes with in providing products and services to its customer base. In August of 2001, Antec Corporation changed its name to the Arris Group, Inc. For fiscal year 1999, the Peer Group also included General Instrument Corp. Due to the acquisition of General Instrument Corp. by Motorola, Inc. in January 2000, General Instrument Corp. is no longer included in the Peer Group.

                     Assumes $100 Invested on June 28, 1996
                          Assumes Dividend Reinvested
                        Fiscal Year Ending June 29, 2001

                Comparison of Five-Year Cumulative Total Return
                             Among C-COR.net Corp.
                    Nasdaq Market Index And Peer Group Index

                                    [CHART]
                               1996           $0
                               1997         $200
                               1998         $400
                               1999         $600
                               2000         $800
                               2001        $1000

                                              Fiscal Year Ended
                         -----------------------------------------------------------
                         6/28/1996 6/27/1997 6/26/1998 6/25/1999 6/30/2000 6/29/2001
                         --------- --------- --------- --------- --------- ---------
C-COR.net Corp..........  100.00     59.03     99.31    140.28    300.00    133.33
Peer Group..............  100.00    143.75    149.80    197.30    739.49    218.16
Nasdaq Market Index.....  100.00    120.46    159.68    223.77    336.71    186.46

                              CERTAIN TRANSACTIONS
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires C-COR's officers and directors, and persons who own more than ten percent of a registered class of C-COR's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of C-COR. Officers, directors and ten-percent shareholders are required by SEC regulation to furnish C-COR with copies of all
Section 16(a) forms they file. To C-COR's knowledge, based solely on a review of the copies of such reports furnished to C-COR and written representations that no other reports were required during fiscal year 2001, its officers, directors and ten-percent shareholders complied with all applicable
Section 16(a) filing requirements.

                      DEADLINE FOR SHAREHOLDERS' PROPOSALS

   If a shareholder wishes to submit a proposal to be included in the proxy materials for the 2002 Annual Meeting of Shareholders, C-COR must receive such proposal by May 18, 2002. Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders, but not included in the related proxy material, must be received no later than August 1, 2002. We are not required to include a shareholder proposal in the proxy materials relating to the 2002 Annual Meeting of Shareholders if such proposal does not meet all of the requirements for inclusion established by the SEC and our By-laws in effect at that time.

                                 OTHER MATTERS

   Management does not know of any matters to be brought before the meeting other than those referred to herein. As previously discussed, if any other matters properly come before the meeting, the persons designated as proxies in the accompanying proxy card will vote thereon in accordance with their best judgment.

   It is important that proxies be returned promptly. Please sign and date the enclosed form of proxy and return it by mail or vote by telephone or the Internet.

                                          By order of the Board of Directors,

                                                  /s/ William T. Hanelly
                                             WILLIAM T. HANELLY
                                          Chief Financial Officer,
                                          Secretary and Treasurer

September 14, 2001

                                  Appendix A

                               [LOGO] C-COR.net

           Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditor.

  . Provide an avenue of communication among the independent auditors, management, internal auditor and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   The Audit Committee members shall meet the requirements of the NASD's listing standards applicable to companies quoted on the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   The Chairperson of the Audit Committee shall be appointed by the Board of Directors. The Chairperson of the Audit Committee shall be responsible for leadership of the Audit Committee including preparing agendas and presiding at meetings. If an Audit Committee Chairperson is not designated or present, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee members.

   The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate.

III. Audit Committee Responsibilities and Duties

 Review Procedures

   1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

   2. Review the Company's annual audited financial statements and management's discussion and analysis of financial condition and results of operations ("MD&A") prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

   3. Discuss with management, the internal auditor and the independent auditors the quality and adequacy of the Company's computer system (and their security), internal accounting controls and personnel.

   4. In consultation with management, the independent auditors, and the internal auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditor together with management's responses.

 Independent Auditors

   5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

   6. Approve the fees and other significant compensation to be paid to the independent auditors.

   7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. This review should be based upon a formal written statement from the auditors delineating the relationships between the auditor and the Company.

   8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon internal controls, and internal audit and general audit approach.

   9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

   10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   11. Review with the independent auditors and management any management letter issued by the independent auditors and management's responses thereto.

 Internal Audit and Legal Compliance

   12. Review the qualifications, appointment, and performance of the internal auditor.

   13. Review significant reports prepared by the internal auditor together with management's response and follow-up to these reports.

   14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

 Other Audit Committee Responsibilities

   15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

   16. Perform any other activities consistent with this Charter, the Company's by-laws, or its governing law, as the Committee or the Board deems necessary or appropriate.

   17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   18. Keep informed of new pronouncements from the accounting standard setting bodies and other regulatory agencies, as well as other significant accounting and reporting issues, that may have an impact on the Company's accounting policies and/or financial statements.

                                  [PROXY CARD]

C-COR.net Corp.                 Proxy Solicited on Behalf of the
State College, PA               Board of Directors of C-COR.net Corp.
                                for Annual Meeting of Shareholders
                                to be held October 16, 2001

PROXY

     The undersigned hereby appoints Donald M. Cook, Jr., Michael J. Farrell and Christine J. Toretti, and each of them, attorneys and proxies, with power of substitution in each of them to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of C-COR.net Corp. to be held on Tuesday, October 16, 2001, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

     It is agreed that unless otherwise marked on the reverse hereof said attorneys and proxies are appointed WITH authority to vote for the election of Directors and for the other proposals set forth on the reverse hereof and to vote in their discretion on such other business as may properly come before the meeting.

(IF YOU ARE VOTING BY MAIL, PLEASE FILL IN, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE)

1. ELECTION OF DIRECTORS


FOR all nominees listed at right                   Nominees:
(except as marked                                  For a term expiring in 2004:
to the contrary below)                             John J. Omlor
                                      +--+         Dr. James J. Tietjen
                                      +--+



WITHHOLD AUTHORITY to
vote for all nominees                 +--+
listed at right                       +--+

To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------

2. Ratify the appointment of KPMG LLP as C-COR.net Corp.'s independent auditors for the fiscal 2002 year.

           FOR      [_]        AGAINST           [_]          ABSTAIN        [_]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



Signature________________  Signature__________________   Dated_________, 2001
                    (SEAL)                       (SEAL)

NOTE: Signature should be the same as the name printed above: executors, administrators, trustees, guardians, attorneys and officers of C-COR.net Corp. should add their title when signing.

YOUR CONTROL NUMBER IS __________                             C-COR.NET CORP.



                          VOTE BY TELEPHONE OR INTERNET

C-COR.NET CORP. encourages you to take advantage of the new and convenient ways to vote your shares on proposals covered in this year's proxy statement. You may vote by mail or choose one of the two voting methods outlined below to vote your proxy. This year, voting has been made easier than ever.



VOTE BY TELEPHONE   There is NO CHARGE for this call. On a touch-tone telephone, call TOLL FREE 1-800-PROXIES to vote your proxy - 24 hours a day, 7 days a week. You will need to have the above proxy card in hand when you call and your control number located in the box in the upper left corner of this voting form.
                    Then follow the instructions that are provided.

VOTE BY INTERNET    Vote on the Internet 24 hours a day, 7 days a week. Here is the address:

                    "www.voteproxy.com"

                    You will need this voting form and your control number in hand when you access the website. Then follow the instructions that are provided.